UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2016

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, Ground Floor, Koon Wah Building

No. 2 Yuen Shun Circuit

Yuen Chau Kok, Shatin

New Territories, Hong Kong SAR

(Address of principal executive offices, including zip code)

+ 852-3147-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 29, 2016, the Compensation Committee of the Board of Directors of Entertainment Gaming Asia Inc. (“we”, “our”, “us”, or the “Company”) approved a voluntary stock option exchange program for our employees, directors and certain others (the “Participants”). The stock option exchange program was effected pursuant to shareholder approval of a new 2016 stock incentive plan, which amended our existing 2008 stock incentive plan to bring it in alignment with the Hong Kong Stock Exchange listing rules, to which our equity incentive plans are subject as a result of becoming an indirect majority-owned subsidiary of Melco International Development Limited. Effective as of July 18, 2016, both the new 2016 stock incentive plan and the stock option exchange program were approved by our stockholders, without a meeting of stockholders, by written consent of our majority shareholder.

Under the terms of the program, the Participants had the opportunity to cancel certain of their existing underwater outstanding stock options (i.e., options with exercise prices that are higher than the current market trading price of our common stock) in exchange for a replacement option grant for an equal number of shares. The replacement options have an exercise price of $1.94, which is based on the higher of: (i) 100% of the fair market value of our common stock on the Board approval date and (ii) 100% of the average fair market value of one share of our common stock for the five business days immediately preceding the Board approval date.

The replacement options have a ten-year term from the Board approval date and are subject to a new vesting schedule. They will vest over three years, vesting 50% on the first anniversary and 25% on each of the second and third anniversaries of the Board approval date, subject to the Participants remaining continuously in service with the Company, except in the case of replacement options issued to our non-employee directors which will continue to vest after the termination of their service to our Company.

As of May 31, 2016, options to purchase 766,851 shares of our common stock are outstanding under our 2008 plan and other stock incentive plans. Options to purchase 484,781 of these shares, or approximately 3% of total shares outstanding, were eligible and exchanged in this program. The number of our shares subject to outstanding options did not change as a result of this option exchange.

The exchange program is structured to comply with FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation". As a result of the option exchange, we expect to incur approximately $803,000 in non-cash compensation expense attributable to the incremental fair value of the replacement options granted to the Participants, measured as of the date such awards were granted. The incremental compensation expense associated with the replacement options will be recognized over the expected life of the replacement options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: July 18, 2016	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer